                                                                     Exhibit 4.1

                  SECOND AMENDMENT TO AMENDED AND RESTATED
                              CREDIT AGREEMENT



         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Second Amendment") is entered into effective as of the 15th day of November, 1996, by and among THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), SUNTRUST BANK, NASHVILLE, N.A., a national banking association ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof and any assignees of SunTrust or such other banks and lending institutions that become "Lenders" (SunTrust and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders"), and SUNTRUST BANK, NASHVILLE, N.A., in its capacity as agent for the Lenders (the "Agent").

         WHEREAS, Lenders and Agent have entered into an Amended and Restated Credit Agreement dated as of December 13, 1995 with Nelson, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated January 3, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement") wherein Lenders agreed to extend certain financial accommodations to Nelson.

         WHEREAS, Nelson has requested that Lenders consent to a certain asset sale transaction, and Lenders are willing to consent to such transaction, and to modify the application of certain provisions of the Credit Agreement with respect to such transaction, upon the terms contained herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are mutually acknowledged, the parties hereby agree as follows:

         Nelson has requested that the Lenders consent to the sale of the assets of Nelson's music divisions, which include Word Music, Unison Music and certain subsidiaries and affiliates of Word Music. Nelson has requested that the Lenders consent to such asset sale and that, with respect to such asset sale only, the Lenders waive the provisions of Section 11.03 of the Credit Agreement. Nelson also has requested that the net proceeds of such asset sales not be subject to the mandatory reduction of revolving loan commitments provisions under Section 2.06 of the Credit Agreement.

         The Lenders consent to Nelson's request with respect to such asset sales and application of proceeds resulting from such sales, but only in accordance with the terms of this Second Amendment, and conditioned on satisfaction by Nelson of each of the following conditions:

1. The only assets of Nelson to be sold pursuant to the proposed transaction (the "Asset Sales") are the music assets of the subsidiaries and divisions of Nelson listed on Exhibit A


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         attached hereto, which Exhibit A is hereby incorporated by this reference.

2. The purchase price of the Asset Sales will aggregate at least $100,000,000 and the net proceeds of the Asset Sales, after payment of applicable taxes, will aggregate at least $82,000,000 (the "Net Proceeds").

3. The Asset Sales shall be consummated, and the Net Proceeds shall be applied as set forth below, on or prior to January 5, 1997 (the "Closing Date").

4. On the Closing Date, the Credit Documents shall be amended (the "Amendments") to reflect that the Revolving Loan Commitments shall be permanently reduced to Seventy Five Million and No/100 Dollars ($75,000,000.00), subject to any increase or decrease from time to time as a result of any reduction thereof pursuant to Section 2.04,
         Section 2.05, Section 2.06 or Section 2.07 of the Credit Agreement, any assignment thereof pursuant to Section 14.06 of the Credit Agreement, or any amendment thereof pursuant to Section 14.02 of the Credit Agreement, and subject to further revision as Nelson and Lenders may agree in writing (the "Revolving Loan Commitments"). On the Closing Date, the Net Proceeds shall be applied to repay the Revolving Loans by the amount by which the Revolving Loans exceed the amount of the Revolving Loan Commitments as reduced by this Section 4 (the "Repayment Amount"). Nelson intends to retire long-term debt with the Net Proceeds and Nelson agrees that the debt to be retired and the terms of such retirement shall be discussed with and approved in writing by all of the Lenders. Nelson agrees that any breach of the agreement set forth in the immediately preceding sentence shall be an Event of Default under the Credit Agreement. Each Lenders' Pro Rata Share of the Revolving Loan Commitments shall remain as set forth in the Credit Agreement unless the Lenders otherwise agree in writing.

         Nelson represents and warrants that any and all consents required to be obtained by Nelson in connection with the Asset Sales and the application of Net Proceeds have been obtained and delivered to Agent.

         This Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

         All defined terms used and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.





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         Except as expressly stated herein, no other waiver of any term or provision of the Credit Agreement shall be inferred to implied.

                                   THOMAS NELSON, INC.


                                   By: /s/ Joe L. Powers
                                      -----------------------------------------
                                   Title: Executive Vice President
                                         --------------------------------------


ACCEPTED AND AGREED TO:

SUNTRUST BANK, NASHVILLE, N.A., as Agent

By: /s/ J. Fred Turner
   -------------------------------------
Title: Executive Vice President
      ----------------------------------
Acceptance Date: November 19, 1996
                ------------------------

SUNTRUST BANK, NASHVILLE, N.A.

By: /s/ J. Fred Turner
   -------------------------------------
Title: Executive Vice President
      ----------------------------------
Acceptance Date: November 19, 1996
                ------------------------

NATIONSBANK OF TEXAS, N.A.

By: /s/ Jennifer Zydney
   -------------------------------------
Title: Vice President
      ----------------------------------
Acceptance Date: November 20, 1996
                ------------------------




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CREDITANSTALT-BANKVEREIN

By: /s/ Joseph P. Longosz
   -------------------------------------
Title: Vice President
      ----------------------------------

By: /s/ Scott Krag
   -------------------------------------
Title: Senior Associate
      ----------------------------------
Acceptance Date: November 19, 1996
                ------------------------

NATIONAL CITY BANK, KENTUCKY

By: /s/ Kevin L. Anderson
   -------------------------------------
Title: Vice President
      ----------------------------------
Acceptance Date: November 19, 1996
                ------------------------

FIRST AMERICAN NATIONAL BANK

By: /s/ Scott Bane
   -------------------------------------
Title: Senior Vice President
      ----------------------------------
Acceptance Date: November 19, 1996
                ------------------------

         The undersigned join in the execution of this Second Amendment in order to acknowledge their consent to the terms and provisions of this Second Amendment and to confirm that the execution of this Second Amendment by the parties hereto in no way affects the undersigneds' respective obligations under the Amended and Restated Guaranty Agreement executed as of December 13, 1995 by Word, Incorporated, a corporation organized and existing under the laws of the State of Delaware, PPC, Inc., a corporation organized and existing under the laws of the State of North Carolina, Editorial Caribe, Inc., a corporation organized and existing under the laws of the State of Florida, Morningstar Radio Network, Inc., a corporation organized and existing under the laws of the State of Texas, Nelson Word Limited, a corporation organized and existing under the laws of the United Kingdom, Word Communications, Ltd., a corporation organized and existing under the laws of British Columbia, Canada, Word Direct, Inc., a corporation organized and existing under the laws of the State of Texas, Word Direct Partners, L.P., a limited partnership organized and existing under the laws of the State of Texas, The C.R. Gibson Company, a corporation organized and existing under the laws of the State of Delaware, 855673 Ontario Limited, a corporation organized and existing under the laws of Ontario, Canada, in favor of SunTrust





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Bank, Nashville, N.A., a national banking association, in its capacity as agent for banks and other lending institutions parties to the Credit Agreement and each assignee thereof becoming a "Lender" as provided therein. Each person executing this Amendment on behalf of each of the undersigned is duly authorized to so execute and deliver this Amendment on behalf of each of the undersigned entities.

                                    WORD, INCORPORATED


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------

                                    PPC, INC.


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------

                                    EDITORIAL CARIBE, INC.


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------

                                    MORNINGSTAR RADIO NETWORK, INC.


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------

                                    NELSON WORD LIMITED


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------




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                                    WORD COMMUNICATIONS, LTD.


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------


                                    WORD DIRECT, INC.


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------



                                    WORD DIRECT PARTNERS, L.P.


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------



                                    THE C. R. GIBSON COMPANY


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------



                                    855763 ONTARIO LIMITED


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------





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